                                                                    Exhibit 99.1

                              Joint Filer Information

Name of Joint Filer:                       LAMF SPAC Holdings I LLC

Address of Joint Filer:                    c/o LAMF Global Ventures Corp. I
                                           9255 Sunset Blvd., Suite 515
                                           West Hollywood California, 90069

Relationship of Joint Filer to Issuer:     10% Owner
                                           Director by Deputization

Issuer Name and Ticker or Trading Symbol:  LAMF Global Ventures Corp. I [LGVC]

Date of Event Requiring Statement:
(Month/Day/Year):                          11/10/2021

Name of Joint Filer:                       LAMF SPAC I LLC

Address of Joint Filer:                    c/o LAMF Global Ventures Corp. I
                                           9255 Sunset Blvd., Suite 515
                                           West Hollywood California, 90069

Relationship of Joint Filer to Issuer:     10% Owner
                                           Director by Deputization

Issuer Name and Ticker or Trading Symbol:  LAMF Global Ventures Corp. I [LGVC]

Date of Event Requiring Statement:
(Month/Day/Year):                          11/10/2021